Exhibit 10.21

NON-COMPETITION AGREEMENT

This NON-Competition Agreement is entered among SL Link Co., Ltd. (“Party A”), SL BIO Co., Ltd. (“Party B”), and SL Science Holding Limited (“Party C”).

WHEREAS, Party A entered into an Exclusive License Agreement (“License Agreement,” Appendix 1) with CYTOARM CO., LTD. (“CYTOARM”) on March 9, 2023, under which CYTOARM granted Party A exclusive rights to research and develop CD19 Armed-T Products and PD-L1 Armed-T Products. Party A subsequently assigned a portion of its rights and obligations under the foregoing agreement to Party B for the development of CD19 Armed-T Products;

WHEREAS, Party A and Party B further entered into a Patent and Technology Transfer License Agreement (“Transfer Agreement,” Appendix 2) on June 20, 2024. Party A, Party B, and CYTOARM later executed a Supplementary Agreement to the Exclusive License Agreement (“Supplementary Agreement,” Appendix 3) on November 20, 2024.

NOW, THEREFORE, Party A, Party B, and Party C agree to enter this NON-Competition Agreement and mutually agree as follows:

1. Definitions

1.1 “CD19/CD3 bifunctional Antibody” means a bispecific antibody composed of an antigen-binding fragment that binds human CD3 (a T-cell receptor) and a second antigen-binding fragment that binds CD19 as a tumor-associated antigen (heavy chain SEQ ID:245; light chain SEQ ID:228).

1.2 “Licensed Patents and Know-How” means patents, patent applications, and technical information related to “B1-Specific Antibodies for Use in Producing Armed Immune Cells” and the CD19/CD3 Bispecific Antibody, as set forth in Appendix 1 to the License Agreement.

1.3 “CD19 Armed-T Products” means products generated using the CD19/CD3 Bispecific Antibody under the Licensed Patents and Know-How, solely for indications related to B-cell malignancies.

2. Non-Competition and Restricted Use

2.1 Party A shall not, without the prior written consent of both Party B and Party C, anywhere in the world, directly or indirectly engage in, authorize, collaborate with, or assist any third party in conducting research, development, manufacturing, commercialization, sales, or any other commercial activities that are identical or similar to CD19 Armed-T Products.

2.2 If Party A has any uncertainty as to whether its proposed activities fall within the restrictions of this Agreement, Party A shall submit a written inquiry to Parties B and C, together with relevant technical and market information. Parties B and C shall respond in writing within fourteen (14) business days, acting in good faith and with reasonable judgment.

2.3 If Party A breaches this Section, Party A shall immediately cease the violative conduct and shall bear the responsibility for compensation for the damages in the amount of twice the losses suffered by Parties B and C.

3. Confidentiality

3.1 Each Party shall keep strictly confidential the terms of this Agreement and any and all Confidential Information obtained in connection with its negotiation, execution, or performance. No Party shall disclose, furnish, or otherwise make available any such Confidential Information to any Person who is not directly involved in the performance of this Agreement, nor shall any Party use such Confidential Information for any purpose other than the fulfillment of its obligations under this Agreement.

3.2 Each Party shall implement and maintain all measures reasonably necessary or appropriate to protect the confidentiality of the Confidential Information, including ensuring that its Affiliates, officers, directors, employees, contractors, agents, and other representatives are bound by written confidentiality obligations no less protective than those set forth herein. If disclosure is required by law, court order, or governmental authority, the disclosing party shall promptly notify the other parties in writing.

3.3 Any Party that breaches, or permits any violation of, the confidentiality obligations set forth in this Section shall be liable to the other Parties for all losses, damages, costs, or expenses arising directly or indirectly from such breach, including any consequential or reputational harm to the fullest extent permitted by law.

3.4 The confidentiality obligations set forth in this Agreement shall survive the execution, termination, expiration, invalidity, or rescission of this Agreement for an indefinite period, unless a longer period is mandated by applicable law.

4. Miscellaneous

4.1 This Agreement has been reviewed and accepted by all parties before execution and is signed by duly authorized representatives.

4.2 Amendments or supplements must be made in writing and signed by all parties.

4.3 In the event of conflict between this Agreement and the License Agreement, this Agreement shall prevail.

4.4 Matters not addressed herein shall be governed by the License Agreement.

4.5 This Agreement shall be governed by the laws of the Republic of China (Taiwan), without regard to conflict-of-laws rules. The Taipei District Court shall have exclusive jurisdiction as the court of first instance.

4.6 If any provision is held invalid or unenforceable, the remainder shall remain in effect. Parties B and C may revise the invalid portion to reflect the original intent.

4.7 This Agreement is executed in three counterparts, each deemed an original, collectively constituting one agreement.

Attachments

Appendix 1: License Agreement

Appendix 2: Patent and Technology Transfer License Agreement

Appendix 3: Supplementary Agreement to the Exclusive License Agreement

IN WITNESS WHEREOF, authorized representatives of each of the Parties hereto have caused this Agreement to be duly executed as of the Effective Date.

Party A: SL Link Co., Ltd.

/s/ Wang Cheng-Liang
Representative: Wang Cheng-Liang
Company No.: 12737841
Title: Supervisor
Address: 12F, No. 287, Sec. 2, Guangfu Rd., East Dist., Hsinchu City, Taiwan

Party B: SL BIO Co., Ltd.

/s/ Wang Ching-Dong
Representative: Wang Ching-Dong
Company No.: 90393884
Title: Chairman
Address: 12F, No. 287, Sec. 2, Guangfu Rd., East Dist., Hsinchu City, Taiwan

Party C: SL Science Holding Limited

/s/ Wang Ching-Dong
Representative: Wang Ching-Dong
Company No.: 419774
Title: Sole Director
Address: 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands

Effective Date: November 18, 2025

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